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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-49027 of Speedway Motorsports, Inc. on Form S-8 of our report dated February 17, 1998 appearing in the Annual Report on Form 10-K of Speedway Motorsports, Inc. for the year ended
December 31, 1997.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Charlotte, North Carolina

June 3, 1998